                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                           LIVEPERSON, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

April 26, 2001

Dear LivePerson Stockholders:

    On behalf of the Board of Directors of LivePerson, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on May 24, 2001 at 10:00 A.M. (Eastern Daylight time) at W--The Court Hotel, 130 East 39th Street, New York, New York 10016 (Tel: 212-685-1100).

    The purposes of this meeting are to elect two directors, ratify the appointment of KPMG LLP as independent public accountants and act upon such other matters as may properly come before the Annual Meeting. You will find attached a Notice of Annual Meeting of Stockholders and a Proxy Statement that contain more information about these proposals. Please give all of this information your careful attention. The Board of Directors recommends a vote FOR the proposals listed as Items 1 and 2 in the Notice.

    You will also find enclosed a Proxy Card appointing proxies to vote your shares at the Annual Meeting. If you do not plan to attend the Annual Meeting in person, please sign, date and return your Proxy Card as soon as possible so that your shares can be represented and voted in accordance with your instructions. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

    The Proxy Statement and the accompanying Proxy Card are first being mailed on or about May 1, 2001 to stockholders entitled to vote. Our 2000 Annual Report to Stockholders is being mailed with the Proxy Statement.

    We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Robert LoCascio

                                          Robert P. LoCascio
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                                LIVEPERSON, INC.

                        330 WEST 34TH STREET, 10TH FLOOR
                            NEW YORK, NEW YORK 10001

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD AT 10:00 A.M. MAY 24, 2001

                            ------------------------

TO THE STOCKHOLDERS OF LIVEPERSON, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of LivePerson, Inc., a Delaware corporation (the "Company"), will be held at W--The Court Hotel, 130 East 39th Street, New York, New York 10016 on May 24, 2001 at 10:00 A.M. (Eastern Daylight time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

    (1) To elect two (2) Class I directors to serve until the 2004 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

    (2) To ratify the appointment of KPMG LLP as independent public accountants of the Company for the fiscal year ending December 31, 2001; and

    (3) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on April 12, 2001 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.

    All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By Order of the Board of Directors

                                          Timothy E. Bixby
                                          PRESIDENT, CHIEF FINANCIAL OFFICER,
                                          SECRETARY AND DIRECTOR

New York, New York
April 26, 2001

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                LIVEPERSON, INC.

                        330 WEST 34TH STREET, 10TH FLOOR
                            NEW YORK, NEW YORK 10001

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

GENERAL

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of LivePerson, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on May 24, 2001. The Annual Meeting will be held at 10:00 A.M.
(New York City time) at W--The Court Hotel, 130 East 39th Street, New York, New York 10016 (Tel: 212-685-1100). This Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting of Stockholders were first mailed on or about May 1, 2001 to all stockholders entitled to vote at the Annual Meeting.

VOTING

    The specific proposals to be considered and acted upon at the Annual Meeting are to (i) elect two directors, (ii) ratify the appointment of KPMG LLP as independent public accountants and (iii) act upon such other matters as may properly come before the Annual Meeting. These proposals are described in more detail in this Proxy Statement. On April 12, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 33,969,381 shares of the Company's Common Stock, par value $0.001 per share, were issued and outstanding. No shares of the Company's Preferred Stock, par value $0.001 per share, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 12, 2001. Stockholders may not cumulate votes in the election of directors.

    The presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (I.E., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

    If a quorum is present, the two nominees who receive the greatest number of votes properly cast will be elected as Class I Directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of directors.

    Proposals other than for the election of directors shall be approved by the affirmative vote of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

PROXIES

    If the enclosed Proxy Card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy Card does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board, unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal Two described in this Proxy Statement, and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices at 330 West 34th Street, 10th Floor, New York, New York 10001, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    In order to be considered for inclusion in the Company's Proxy Statement and Proxy Card relating to the 2002 Annual Meeting of Stockholders, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, any proposal by a stockholder must be received by the Company at its principal executive offices in New York, New York, on or before January 1, 2002. In addition, under the Company's bylaws, any proposal for consideration at the 2002 Annual Meeting of Stockholders submitted by a stockholder not pursuant to Rule 14a-8 will be considered untimely unless it is received by the Secretary of the Company at its principal executive offices between the close of business on January 23, 2002 and the close of business on February 22, 2002, and is otherwise in compliance with the requirements set forth in the Company's bylaws. The proxy solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                      PROPOSAL ONE--ELECTION OF DIRECTORS

GENERAL

    The Company's certificate of incorporation provides for a classified Board of Directors, consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of seven persons.
Class I currently consists of two directors, whose term of office expires at the Annual Meeting. The directors elected to Class I at the Annual Meeting will each serve for a term of three years, expiring at the 2004 Annual Meeting of Stockholders or until each of their successors have been duly elected and qualified. The nominees listed below are currently directors of the Company. If this proposal is approved, the Board will consist of seven persons, with Classes I and II consisting of two directors each and Class III consisting of three directors.

    The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the nominees named below.

NOMINEES FOR TERM ENDING UPON THE 2004 ANNUAL MEETING OF STOCKHOLDERS (CLASS I)

    RICHARD L. FIELDS has been a director since July 1999. Mr. Fields is a Managing Director of the investment banking firm Allen & Company Incorporated, where he has been employed since 1986. Mr. Fields is a director of VoiceStream Wireless Corporation and the Telecommunications Development Fund. Mr. Fields received a J.D. from Harvard University, a M.B.A. from Stanford University and a B.S. from the Massachusetts Institute of Technology.

    EDWARD G. SIM has been a director since January 1999. Since October 1999, Mr. Sim has been a Managing Director of Wit SoundView Ventures Corp. Since April 1998, Mr. Sim has also been a member of DT Advisors LLC, the managing entity of the Dawntreader Funds group of Wit SoundView Ventures. From
April 1996 to April 1998, Mr. Sim was an Associate with Prospect Street Ventures, a New York venture capital firm, and from May 1994 to April 1996, he was a member of the Structured Derivatives Group at J.P. Morgan Investment Management Inc. Mr. Sim is a director of Atomica Corporation,
Expertcity.com, inc., MaterialNet, Inc., Metapa Inc. and Moreover.com, Inc. Mr. Sim received an A.B. from Harvard University.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

CONTINUING DIRECTORS FOR TERM ENDING UPON THE 2002 ANNUAL MEETING OF
  STOCKHOLDERS (CLASS II)

    TIMOTHY E. BIXBY has been our Chief Financial Officer since June 1999, our Secretary and a director since October 1999 and our President since March 2001. In addition, Mr. Bixby was an Executive Vice President from January 2000 until March 2001. From March 1999 until May 1999, Mr. Bixby was a private investor. From January 1994 until February 1999, Mr. Bixby was Vice President of Finance for Universal Music & Video Distribution Inc., a manufacturer and distributor of recorded music and video products, where he was responsible for internal financial operations, third party distribution deals and strategic business development. From October 1992 through January 1994, Mr. Bixby was Associate Director, Business Development, with the Universal Music Group. Prior to that, Mr. Bixby spent three years in Credit Suisse First Boston's mergers and acquisitions group as a financial analyst. Mr. Bixby received a M.B.A. from Harvard University and an A.B. from Dartmouth College.

    WYCLIFFE K. GROUSBECK has been a director since July 1999. Mr. Grousbeck has been a General Partner of Highland Capital Partners, Inc., a venture capital firm, since August 1996 and joined as an Associate in May 1995. Mr. Grousbeck is a director of Atomica Corporation, EXACT Sciences Corporation, NuGenesis Technologies Corporation and PLmarket, Inc. Mr. Grousbeck received a M.B.A. from Stanford University, a J.D. from the University of Michigan and an A.B. from Princeton University.

CONTINUING DIRECTORS FOR TERM ENDING UPON THE 2003 ANNUAL MEETING OF
  STOCKHOLDERS (CLASS III)

    KEVIN C. LAVAN has been a director since January 2000. Since October 2000, Mr. Lavan has been serving as an independent consultant to marketing services organizations. From March 1999 until October 2000, Mr. Lavan was an Executive Vice President of Impiric, the direct marketing and customer relationship marketing division of Young & Rubicam Inc. From February 1997 to March 1999, Mr. Lavan was Senior Vice President of Finance at Young & Rubicam. From
January 1995 to February 1997, Mr. Lavan held various positions at Viacom Inc., including Controller, and Chief Financial Officer for Viacom's subsidiary, MTV Networks. Mr. Lavan received a B.S. from Manhattan College.

    ROBERT P. LOCASCIO has been our Chief Executive Officer and Chairman of our Board of Directors since our inception in November 1995. In addition, Mr. LoCascio was our President from November 1995 until January 2001.
Mr. LoCascio founded our company as Sybarite Interactive Inc., which developed a community-based web software platform known as TOWN. Before founding Sybarite Interactive, through November 1995, Mr. LoCascio was the founder and Chief Executive Officer of Sybarite Media Inc. (known as IKON), a developer of interactive public kiosks that integrated interactive video features with advertising and commerce capabilities. Mr. LoCascio received a B.B.A. from Loyola College.

    ROBERT W. MATSCHULLAT has been a director since March 2000. Since
June 2000, Mr. Matschullat has been a private investor. From October 1995 through May 2000, Mr. Matschullat was Vice Chairman of the board of directors of The Seagram Company Ltd., and also served as Chief Financial Officer of Seagram from October 1995 to December 1999. Previously, he was Managing Director and Head of Worldwide Investment Banking for Morgan Stanley & Co., Inc. and a director of Morgan Stanley Group, Inc., from 1991 through June 1995.
Mr. Matschullat is a director of The Clorox Company. Mr. Matschullat received a M.B.A. and a B.A. from Stanford University.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors held eleven meetings and acted by unanimous written consent on three occasions during the fiscal year ended December 31, 2000 (the "2000 Fiscal Year"). The Board of Directors has an Audit Committee, a Compensation Committee and no Nominating Committee. In the 2000 Fiscal Year, each director attended or participated in 75% or more of the aggregate of
(i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director served (in each case for meetings held during the period in the 2000 Fiscal Year for which such director served).

    The Audit Committee of our Board of Directors reviews, acts on and reports to our Board with respect to various auditing and accounting matters, including the recommendations of our independent public accountants, the scope of the annual audits, the fees to be paid to the auditors, the performance of our auditors and our accounting practices. The members of the Audit Committee are Mr. Fields, Mr. Lavan and Mr. Sim. The Audit Committee held two meetings during the 2000 Fiscal Year.

    The Compensation Committee of our Board of Directors recommends, reviews and oversees the salaries, benefits and stock option plans for our employees, consultants, directors and other individuals whom we compensate. The Compensation Committee also administers our compensation plans. The members of the Compensation Committee are Mr. Fields, Mr. Grousbeck and Mr. Lavan. The Compensation Committee held five meetings during the 2000 Fiscal Year.

DIRECTOR COMPENSATION

    Directors who are also our employees receive no additional compensation for their services as directors. Directors who are not our employees will not receive a fee for attendance in person at meetings of the Board of Directors or committees of the Board of Directors, but they will be reimbursed for travel expenses and other out-of-pocket costs incurred in connection with attendance at meetings. Non-employee directors will be granted options to purchase 15,000 shares of our Common Stock upon their election to the Board of Directors. In addition, non-employee directors will be granted options to purchase 5,000 shares of our Common Stock on the date of each annual meeting of stockholders. At the completion of our initial public offering of Common Stock in April 2000, we granted options to purchase 15,000 shares of our Common Stock to each of Messrs. Fields, Grousbeck, Lavan and Sim, at an exercise price of $8.00 per share (equal to the price of our Common Stock in the offering), which options vested on April 12, 2001. In addition, at the completion of the initial public offering, we granted an option to purchase 30,000 shares of our Common Stock to Mr. Matschullat at an exercise price of $8.00 per share, 15,000 of which vested on April 12, 2001 and 15,000 of which will vest in three equal annual installments beginning on April 12, 2002.

STOCKHOLDER APPROVAL

    Directors shall be elected by the affirmative vote of a plurality of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote in the election of directors. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote.

                            OWNERSHIP OF SECURITIES

    The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of April 1, 2001, by:

    - each person or group of affiliated persons whom we know to beneficially own five percent or more of our Common Stock;

    - each of our directors (including those nominated for re-election as director);

    - each of our executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement; and

    - each of our directors and executive officers as a group.

    The following table gives effect to the shares of Common Stock issuable within 60 days of April 1, 2001 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 33,969,381 shares of Common Stock outstanding at April 1, 2001.

Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned.

                                                NUMBER OF SHARES    PERCENTAGE OF COMMON STOCK
NAME AND ADDRESS                               BENEFICIALLY OWNED          OUTSTANDING
----------------                               ------------------   --------------------------
5% STOCKHOLDERS
Highland Capital Partners IV Limited
  Partnership and affiliates(1)..............       2,820,584                   8.3%
Dell Computer Corporation(2).................       2,631,579                   7.7%

DIRECTORS AND EXECUTIVE OFFICERS
Robert P. LoCascio(3)........................       6,681,963                  19.7%
Timothy E. Bixby(4)..........................         182,875                     *
Richard L. Fields(5).........................         444,971                   1.3%
Wycliffe K. Grousbeck(1).....................       2,953,742                   8.7%
Kevin C. Lavan(6)............................          31,065                     *
Robert W. Matschullat(7).....................          35,000                     *
Edward G. Sim(8).............................          60,342                     *

Directors and Executive Officers as a group
  (7 persons)(9).............................      10,389,958                  30.3%

------------------------

*   Less than 1%.

(1) Based on the Schedule 13G filed with the Securities and Exchange Commission on February 5, 2001 for the year ended December 31, 2000 by: Highland Capital Partners IV Limited Partnership ("Highland Capital"); Highland Management Partners IV LLC ("Highland Management"); and Robert F. Higgins, Paul A. Maeder, Daniel J. Nova, Keith E. Benjamin and Wycliffe K. Grousbeck (the managing members of Highland Management and together, the "Investing Managing Members"). The address for Highland Capital, Highland Management and each of the Investing Managing Members is c/o Highland Capital Partners, Inc., Two International Place, Boston, Massachusetts 02110.

   Highland Capital is the record owner of and beneficially owns 2,820,584 shares (the "Highland Shares") of Common Stock. Highland Capital has the power to vote or direct the disposition of all of the Highland Shares. Such power is exercised through Highland Management as the sole general partner of Highland Capital. Highland Management, as the general partner of Highland Capital, may be deemed to own the Highland Shares beneficially. The Investing Managing Members have the power over all investment decisions of Highland Management and therefore may be deemed to share beneficial ownership of the Highland Shares by virtue of their status as controlling persons of Highland Management. In addition, Highland Entrepreneurs' Fund IV Limited Partnership ("HEF") is the record owner of and beneficially owns 117,525 shares (the "HEF Shares") of Common Stock. HEF has the power to vote or direct the disposition of all of the HEF Shares. Such power is exercised through Highland Entrepreneurs' Fund IV LLC (the "LLC") as the sole general partner of HEF. The LLC, as the general partner of HEF, may be deemed to own the HEF Shares beneficially. The Investing Managing Members have the power over all investment decisions of the LLC and therefore may be deemed to share beneficial ownership of the HEF Shares by virtue of their status as controlling persons of the LLC.

   Each of Highland Capital and Highland Management has sole voting or investment power over zero shares. Highland Capital, Highland Management and each of the Investing Managing Members have shared voting and investment power over the Highland Shares. In addition, each of the Investing Managing Members have shared voting and investment power over the HEF Shares. Highland Management disclaims beneficial ownership of the Highland Shares and each of the

    Investing Managing Members disclaims beneficial ownership of the Highland Shares and the HEF Shares.

   Mr. Higgins is the record owner of, has sole voting and investment power over, and beneficially owns 1,852 shares of Common Stock in addition to the shares listed above. Mr. Maeder is the record owner of, has sole voting and investment power over, and beneficially owns 1,791 shares of Common Stock in addition to the shares listed above. Mr. Nova is the record owner of, has sole voting and investment power over, and beneficially owns 1,720 shares of Common Stock in addition to the shares listed above. Mr. Grousbeck is the record owner of, has sole voting and investment power over, and beneficially owns 633 shares of Common Stock and options to acquire 15,000 shares of Common Stock exercisable within sixty days of April 1, 2001 in addition to the shares listed above. Mr. Benjamin is the record owner of, has sole voting and investment power over, and beneficially owns 212 shares of Common Stock in addition to the shares listed above.

   Each of Highland Capital and Highland Management may be deemed to own beneficially 8.3% of the outstanding Common Stock. Each of the Investing Managing Members may be deemed to own beneficially 8.7% of the outstanding Common Stock.

(2) Based on the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001 for the year ended December 31, 2000 by Dell Computer Corporation ("Dell") and Dell USA L.P., an indirect wholly-owned subsidiary of Dell ("Dell USA"). The address for Dell and Dell USA is One Dell Way, Round Rock, Texas 78682. Consists of 2,631,579 shares of Common Stock held by Dell USA. Dell and Dell USA may be deemed to share voting and investment power over the shares.

(3) The address for Mr. LoCascio is c/o LivePerson, Inc., 330 West 34th Street, 10th Floor, New York, New York 10001.

(4) Includes 181,875 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2001.

(5) Includes 321,460 shares of Common Stock and 46,887 shares of Common Stock issuable upon exercise of warrants held of record by Allen & Company Incorporated ("Allen & Company") and beneficially owned by Mr. Fields, over which he exercises sole voting and investment power. Mr. Fields is a Managing Director of Allen & Company. Mr. Fields does not exercise voting or investment power over, and disclaims beneficial ownership of, 1,119,177 shares and 148,426 shares issuable upon exercise of warrants which are held of record by Allen & Company and beneficially owned by Allen & Company or other of its officers and related persons. Also includes 15,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2001.

(6) Consists of 31,065 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2001.

(7) Includes 15,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2001.

(8) Includes 15,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2001.

(9) Includes 319,827 shares of Common Stock issuable upon exercise of options or warrants exercisable within 60 days of April 1, 2001.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

    The executive officers of LivePerson, and their ages and positions as of April 1, 2001, are:

NAME                                      AGE                     POSITION
----                                    --------   --------------------------------------
Robert P. LoCascio....................     32      Chief Executive Officer and Chairman
                                                   of the Board

Timothy E. Bixby......................     36      President, Chief Financial Officer,
                                                   Secretary and Director

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation earned for all services rendered to us in all capacities in the fiscal years ended December 31, 2000 and 1999 by our Chief Executive Officer and our four most highly compensated executive officers other than our Chief Executive Officer, who served as executive officers at the end of 2000 and who earned more than $100,000 in 2000, or who would be listed below under such criteria but for the fact that that the individual was not serving as an executive officer at the end of 2000. The Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer listed below are referred to as the "Named Executive Officers" in this Proxy Statement.

                                                                      LONG-TERM COMPENSATION        OTHER
                                              ANNUAL COMPENSATION             AWARDS            COMPENSATION
                                             ----------------------   ----------------------   ---------------
                                                                            SECURITIES
NAME AND PRINCIPAL POSITION         YEAR     SALARY ($)   BONUS ($)   UNDERLYING OPTIONS (#)   COMMISSIONS ($)
---------------------------       --------   ----------   ---------   ----------------------   ---------------
Robert P. LoCascio..............    2000       185,650         --                 --                    --
  Chief Executive Officer           1999       125,000     50,000                 --                    --
Dean Margolis(1)................    2000       159,164         --            600,000                    --
  Chief Operating Officer           1999            --         --                 --                    --
Timothy E. Bixby................    2000       172,740         --            300,000                    --
  Chief Financial Officer           1999        73,231     35,000            300,000                    --
Scott E. Cohen(2)...............    2000       185,000     50,000            240,000               278,638
  Executive Vice President,         1999       138,250         --            588,960                    --
  Worldwide Sales and
  Strategic Alliances
James L. Reagan(3)..............    2000       165,000     60,000            400,000                    --
  Chief Technology Officer          1999            --         --                 --                    --

------------------------
(1) Mr. Margolis joined the Company in January 2000 and left the Company in January 2001.

(2) Mr. Cohen joined the Company in March 1999 and left the Company in February 2001. The bonus listed for 2000 reflects the amount paid in 2000 and earned over the 12-month period ending in April 2000.

(3) Mr. Reagan joined the Company in January 2000 and left the Company in November 2000.

OPTION GRANTS IN THE FISCAL YEAR ENDED DECEMBER 31, 2000

    The following table sets forth information regarding exercisable and unexercisable stock options granted to each of the Named Executive Officers in the last fiscal year. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year ended December 31, 2000. Potential realizable values are computed by (1) multiplying the number of shares of Common Stock subject to a given option by the market price or assumed fair market value on the date of grant,

(2) assuming that the aggregate stock value derived from that calculation compounds annually for the entire term of the option and (3) subtracting from that result the aggregate option exercise price.

                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF STOCK
                                                                                                PRICE APPRECIATION FOR OPTION
                                                  INDIVIDUAL GRANTS                                        TERM (2)
                           ----------------------------------------------------------------   ----------------------------------
                                          PERCENT OF
                                            TOTAL                      MARKET
                            NUMBER OF      OPTIONS                    PRICE ON
                           SECURITIES     GRANTED TO                  DATE OF
                           UNDERLYING    EMPLOYEES IN   EXERCISE OR    GRANT
                             OPTIONS     FISCAL YEAR    BASE PRICE     ($/SH)    EXPIRATION
NAME                       GRANTED (#)       (%)          ($/SH)        (1)         DATE       0% ($)      5% ($)      10% ($)
----                       -----------   ------------   -----------   --------   ----------   ---------   ---------   ----------
Robert P. LoCascio.......         --          --              --           --           --           --          --           --
Dean Margolis(3).........    510,000         9.0            3.33        13.00      1/28/10    4,931,700   9,101,271   15,498,213
                              90,000         1.6          1.9375       1.9375     10/20/10           --     109,664      277,909
Timothy E. Bixby(4)......     75,000         1.3            3.33        13.00      1/28/10      725,250   1,338,422    2,279,149
                             225,000         4.0          1.9375       1.9375     10/20/10           --     274,159      694,772
Scott E. Cohen(5)........    240,000         4.2            6.67        13.00       3/7/10    1,519,200   3,481,351    6,491,676
James L. Reagan(6).......    300,000         5.3            2.00        10.65      1/10/10    2,595,000   4,604,318    7,687,007
                             100,000         1.8          1.9375       1.9375     10/20/10           --     121,848      308,788

------------------------------

(1) Each price per share listed in this column for grants before our initial public offering of Common Stock on April 7, 2000 is the deemed fair market value of the Common Stock on the date of grant. From January 1, 2000 to January 27, 2000, the deemed fair market value of our Common Stock was $10.65 per share. From January 28, 2000 to April 6, 2000, the deemed fair market value of our Common Stock was $13.00 per share.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 0%, 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock prices. These amounts represent assumed rates of appreciation in the value of our Common Stock from the market price or deemed fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of our Common Stock. The amounts reflected in the table may not necessarily be achieved.

(3) Mr. Margolis left the Company in January 2001. Twenty-five percent of
    Mr. Margolis's option to purchase up to 510,000 shares had vested at the date of his resignation and pursuant to the terms of his employment agreement, this 25% and an additional 25%, which will continue to vest under the option's original vesting schedule, will remain exercisable until the option's original expiration date. One-twelfth of Mr. Margolis's option to purchase up to 90,000 shares had vested at the date of his resignation and pursuant to the terms of his employment agreement, this 8.33% and an additional 16.66%, which will continue to vest under the option's original vesting schedule, will remain exercisable until the option's original expiration date.

(4) Twenty-five percent of Mr. Bixby's option to purchase up to 75,000 shares vested on July 1, 2000 and the remainder will vest in three equal installments on each anniversary thereof. One-twelfth of Mr. Bixby's option to purchase up to 225,000 shares vested on January 1, 2001 and the remainder will vest in 11 equal installments on a quarterly basis thereafter.

(5) Mr. Cohen left the Company in February 2001. Mr. Cohen's option to purchase up to 240,000 shares was completely exercisable at the date of his departure and will remain exercisable until its original expiration date.

(6) Mr. Reagan left the Company in November 2000. Pursuant to the terms of Mr. Reagan's employment agreement, 25% of each of his options to purchase up to 300,000 shares and 100,000 shares will continue to vest under the options' original vesting schedules and will remain exercisable until the options' original expiration dates.

AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED DECEMBER 31, 2000 AND
  YEAR-END OPTION VALUES

    The following table provides certain summary information concerning stock options held at December 31, 2000 by each of the Named Executive Officers. No options were exercised during fiscal 2000 by any of the Named Executive Officers. The value of the unexercised in-the-money options at

December 31, 2000 is based on the market value of our Common Stock at December 31, 2000, less the exercise price of the option, multiplied by the number of shares underlying the option.

                                            NUMBER OF SECURITIES
                                                 UNDERLYING            VALUE OF UNEXERCISED IN-THE-
                                           UNEXERCISED OPTIONS AT              MONEY OPTIONS
                                            DECEMBER 31, 2000(#)        AT DECEMBER 31, 2000 ($)(1)
                                         ---------------------------   -----------------------------
NAME                                     EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                                     -----------   -------------   ------------   --------------
Robert P. LoCascio.....................         --             --             --              --
Dean Margolis..........................    127,500        472,500             --              --
Timothy E. Bixby.......................     93,750        506,250         19,870          59,611
Scott E. Cohen.........................    534,480        294,480         77,301          77,301
James L. Reagan........................         --             --             --              --

------------------------

(1) The last quoted bid price of our Common Stock on the Nasdaq National Market on the last trading day of the fiscal year ended December 31, 2000 was $1.0625 per share.

EMPLOYMENT AGREEMENTS

    Robert P. LoCascio, our Chief Executive Officer, is employed pursuant to an employment agreement entered into as of January 1, 1999. After its initial term, which expires on January 1, 2002, our agreement with Mr. LoCascio will extend automatically for one-year terms on each of January 1, 2002 and January 1, 2003, unless either we or Mr. LoCascio gives notice not to extend the term of the agreement. Pursuant to the agreement, Mr. LoCascio is entitled to receive an annual base salary of not less than $125,000, plus an annual discretionary bonus of up to $50,000, determined by our Board of Directors based upon achievement of performance objectives. Our Board raised Mr. LoCascio's annual salary to $185,000, effective April 2000. If Mr. LoCascio is terminated by us without cause or following a material change or diminution in his duties, a reduction in his salary or bonus, or if we are sold or following a change in control of our company, or if we relocate him to a location outside the New York metropolitan area, we must pay him an amount equal to the amount of his salary for the 12 months following the date of termination, and the pro rata portion of the bonus he would have been entitled to receive for the fiscal year in which the termination occurred. These amounts are payable in three monthly installments beginning 30 days after his termination. Pursuant to the agreement, for a period of one year from the date of termination of Mr. LoCascio's employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

    Timothy E. Bixby, our President and Chief Financial Officer, is employed pursuant to an employment agreement entered into as of June 23, 1999, which shall continue until it is terminated by either party. Pursuant to the agreement, Mr. Bixby receives an annual base salary of not less than $140,000 and an annual discretionary bonus. Our Board raised Mr. Bixby's annual salary to $185,000, effective April 2000. Mr. Bixby is also eligible to receive a long-term incentive award determined by our Board consisting of options to purchase Common Stock, with the initial award consisting of options to purchase up to 202,500 shares of Common Stock at a purchase price of $0.67 per share. If Mr. Bixby is terminated following a change in control of our company or if he terminates his employment with us following a reduction in his salary, a material change or diminution in his duties or if Robert LoCascio is no longer our President or Chief Executive Officer, all of his options then outstanding will vest immediately, and we must pay him a lump-sum amount equal to his annual salary, and the pro rata portion of the bonus he would have been entitled to receive for the year in which the termination occurred. Pursuant to the agreement, for a period of one year from the date of termination of Mr. Bixby's employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

    Our former Chief Operating Officer, Dean Margolis, was employed pursuant to an employment agreement entered into on January 28, 2000. Mr. Margolis left LivePerson in January 2001. We paid Mr. Margolis a fixed annual base salary of not less than $175,000. Mr. Margolis was also eligible under the agreement to receive a long-term incentive award, determined by our Board, consisting of options to purchase Common Stock, with the initial award consisting of options to purchase up to 510,000 shares of Common Stock at a purchase price of $3.33 per share. Pursuant to the agreement, for a period of one year from the date of termination of Mr. Margolis's employment, he may not directly or indirectly compete with us including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

    Our former Executive Vice President for Worldwide Sales and Strategic Alliances, Scott E. Cohen, was employed pursuant to an employment agreement entered into as of March 29, 1999. Mr. Cohen left LivePerson in February 2001. The agreement's initial term expired on March 31, 2000 and was extended for one year. Mr. Cohen received an annual base salary of not less than $185,000 and an annual discretionary bonus. For the first year of the agreement's term, we agreed to pay Mr. Cohen commissions on a quarterly basis in the amount of 10% of the portion of our gross sales (consisting of revenues from sales invoiced by us, net of tax and other surcharges payable by us and amounts rebated or refunded) in excess of $1,000,000 during the first year of his employment. For the second year of the agreement's term, we paid him commissions on a quarterly basis in the amount of 10% of the first $1,000,000 of gross sales in excess of the amount of gross sales in the first year, plus 7.5% of all gross sales in excess of that amount. Additionally, we granted Mr. Cohen options to purchase up to 588,960 shares of Common Stock at a purchase price of $0.80 each. Pursuant to the agreement, for a period of one year from the date of termination of Mr. Cohen's employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

    Our former Chief Technology Officer, James L. Reagan, was employed pursuant to an employment agreement entered into on January 3, 2000. Mr. Reagan left LivePerson in November 2000. We paid Mr. Reagan a fixed annual base salary of not less than $165,000, plus an annual discretionary bonus, of which $20,000 was paid upon commencement of his employment. In addition, Mr. Reagan received a starting bonus of $20,000. Mr. Reagan was also eligible under the agreement to receive a long-term incentive award, determined by our Board, consisting of options to purchase Common Stock, with the initial award consisting of options to purchase up to 300,000 shares of Common Stock at a purchase price of $2.00 per share. Pursuant to the agreement, for a period of one year from the date of termination of Mr. Reagan's employment, he may not directly or indirectly compete with us including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Our Board of Directors created its Compensation Committee on January 12, 2000. Prior to that time, the Board of Directors as a whole made decisions relating to the compensation of our executive officers. The members of the Compensation Committee since April 6, 2000 have been Mr. Fields, Mr. Grousbeck and Mr. Lavan, none of whom has been an officer or employee of LivePerson at any time since our inception. In addition, Mr. LoCascio and Mr. Sim served on the Compensation Committee at different times prior to April 6, 2000. Mr. LoCascio was our President and Chief Executive Officer for the entire fiscal year ended December 31, 2000. No executive officer of LivePerson serves or has served during the fiscal year ended December 31, 2000 as a member of the Board of Directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors is composed entirely of independent non-employee directors. It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 2000 Stock Incentive Plan.

    The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

    GENERAL COMPENSATION POLICY. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Generally, each executive officer's compensation package is comprised of three elements:
(i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of annual financial performance goals and
(iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

    FACTORS. The principal factors that were taken into account in establishing each executive officer's compensation package for the 2000 Fiscal Year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

    BASE SALARY. In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The base salary for each officer reflects the salary levels for comparable positions in comparable companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers.

    ANNUAL INCENTIVES. Bonuses for executive officers are based on the Company's actual performance compared to plan.

    LONG TERM INCENTIVES. Stock option grants are made by the Compensation Committee to the Company's executive officers, generally upon hire, upon a material change in responsibilities or at other times at the discretion of the Compensation Committee. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Generally, each option becomes exercisable in a series of installments over a 4-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

    The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

    CEO COMPENSATION. In setting the total compensation payable to the Company's Chief Executive Officer for the 2000 Fiscal Year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of similar companies, while at the same time assuring that a significant percentage of compensation was tied to Company performance and stock price appreciation.

    The Compensation Committee adjusted Robert P. LoCascio's base salary for the 2000 Fiscal Year in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. With respect to Mr. LoCascio's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. For the 2000 Fiscal Year, Mr. LoCascio's base salary was competitive with the base salary levels of other chief executive officers at the surveyed companies.

    The remaining components of Mr. LoCascio's 2000 Fiscal Year compensation, however, were primarily dependent upon corporate performance. Mr. LoCascio is eligible for a cash bonus for each year conditioned on the Company's attainment of certain goals with additional consideration to be given to individual business plan objectives.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 2000 Fiscal Year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for the 2000 Fiscal Year will exceed that limit. The Company's 2000 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

    It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

    SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

                                          RICHARD L. FIELDS
                                          WYCLIFFE K. GROUSBECK
                                          KEVIN C. LAVAN

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

    The Audit Committee consists of the following members of the Company's Board of Directors: Richard L. Fields, Kevin C. Lavan, and Edward G. Sim. Each of the members of the Audit Committee is "independent," as defined under the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee operates under a written charter adopted by the Board of Directors which is included in this Proxy Statement as Appendix A.

   REVIEW OF THE COMPANY'S AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000

    The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2000 with the Company's management. The Audit Committee has separately discussed with KPMG LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"), as amended, which includes, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements.

    The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and the Audit Committee has discussed with KPMG LLP the independence of that firm from the Company.

    CONCLUSION

    Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

    SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

                                          RICHARD L. FIELDS
                                          KEVIN C. LAVAN
                                          EDWARD G. SIM

STOCK PERFORMANCE GRAPH

    The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the Standard & Poor's SmallCap 600 Index and the Standard & Poor's SmallCap 600 Information Technology Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                         7-APR-00  APR-00  MAY-00  JUN-00  JUL-00  AUG-00  SEP-00  OCT-00  NOV-00  DEC-00
LIVEPERSON INC                100   65.79   80.26   91.45     100   68.42   46.05   24.34   13.16   11.18
S&P SMALLCAP 600 INDEX        100   96.88   94.01   99.57   97.12  105.73  102.85   103.5   92.72  104.14
S&P SMALLCAP TECHNOLOGY       100    91.9   82.98   91.65   82.31   90.35   79.81    78.6   61.19   66.06

------------------------

Notes:

(1) The graph covers the period from April 7, 2000, the first trading day of the Common Stock following the Company's initial public offering, to December 31, 2000.

(2) The graph assumes that $100 was invested on April 7, 2000, in the Company's Common Stock, in the Standard & Poor's SmallCap 600 Index and in the Standard & Poor's SmallCap 600 Information Technology Index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE THIS PROXY STATEMENT OR FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, THE COMPENSATION COMMITTEE REPORT, THE AUDIT COMMITTEE REPORT, THE AUDIT COMMITTEE CHARTER, REFERENCE TO THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS AND THE STOCK PERFORMANCE GRAPH ARE NOT DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS OR INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The members of our Board of Directors, our executive officers and persons who hold more than ten percent of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based upon a review of (i) the copies of Section 16(a) reports which LivePerson has received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for the fiscal year ended December 31, 2000, and
(ii) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the fiscal year ended December 31, 2000, LivePerson believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of greater than ten percent of its Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In January 2000, we sold 1,754,386 shares of our Series D Redeemable Convertible Preferred Stock to, among other investors, an affiliate of Dell Computer Corporation, with gross proceeds from Dell of $10.0 million. As of April 1, 2001, Dell beneficially owned more than five percent of our Common Stock.

          PROPOSAL TWO--RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed the firm of KPMG LLP, independent public accountants for the Company during the 2000 Fiscal Year, to serve in the same capacity for the fiscal year ending December 31, 2001, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of KPMG LLP.

    Although stockholder ratification of the Board of Directors' appointment is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent public accountants. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

FEES BILLED TO THE COMPANY BY KPMG LLP FOR SERVICES RENDERED DURING THE 2000
  FISCAL YEAR

    AUDIT FEES

    An aggregate of $190,000 was billed for professional services rendered for the audit of the Company's annual consolidated financial statements for the 2000 Fiscal Year and reviews of financial statements included in the Company's quarterly reports on Form 10-Q.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the 2000 Fiscal Year.

    ALL OTHER FEES

    Fees billed to the Company by KPMG LLP for the 2000 Fiscal Year for all other non-audit services rendered to the Company, including tax related services, totaled $555,150.

    The Audit Committee of the Board of Directors has considered whether the provision of the services covered by the category "All Other Fees" is compatible with maintaining the independence of KPMG LLP.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                 OTHER MATTERS

    The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

                                 ANNUAL REPORT

    A copy of the Annual Report of the Company for the 2000 Fiscal Year is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

    The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 30, 2001. Stockholders may obtain a copy of this report, without charge, by writing to Timothy E. Bixby, President, Chief Financial Officer and Secretary, at the Company's principal executive offices located at 330 West 34th Street, 10th Floor, New York, New York 10001.

                                          By Order of the Board of Directors

                                          Timothy E. Bixby
                                          PRESIDENT, CHIEF FINANCIAL OFFICER,
                                          SECRETARY AND DIRECTOR

Dated: April 26, 2001

                      APPENDIX A--AUDIT COMMITTEE CHARTER

                                LIVEPERSON, INC.
                              (THE "CORPORATION")

                            AUDIT COMMITTEE CHARTER

    (I) PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting process.

    The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

   (II) COMPOSITION

    The Audit Committee shall be comprised of three or more independent directors.

    All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

   (III) MEETINGS

    The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

   (IV) RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

    (1) Review this Charter at least annually and recommend any changes to the Board.

    (2) Review the organization's annual financial statements and any other relevant reports or other financial information.

    (3) Review the regular internal financial reports prepared by management and any internal auditing department.

    (4) Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

    (5) Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

    (6) Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

    (7) Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

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                                LIVEPERSON, INC.
                                      PROXY

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 24, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIVEPERSON, INC.

The undersigned stockholder of LivePerson, Inc. (the "Company") revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 24, 2001 and the Proxy Statement, and appoints Robert P. LoCascio, Chief Executive Officer, and Timothy E. Bixby, Chief Financial Officer and President, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at W--The Court Hotel, 130 East 39th Street, New York, New York 10016, on Thursday, May 24, 2001 at 10:00 a.m. Eastern Daylight time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

              (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

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

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|X| PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE USING
    DARK INK ONLY.

1. TO ELECT TWO CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM ENDING IN THE YEAR 2004 OR UNTIL EACH OF THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED;

        FOR ALL NOMINEES LISTED AT RIGHT           WITHHOLD AUTHORITY TO VOTE
   (EXCEPT AS WRITTEN BELOW TO THE CONTRARY)    FOR ALL NOMINEES LISTED AT RIGHT
                     |_|                                      |_|

    NOMINEES:
        RICHARD L. FIELDS
        EDWARD G. SIM

                           Instruction: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided at left.

---------------------------

2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                          FOR      AGAINST    ABSTAIN

                          |_|        |_|        |_|

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.



                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN
                                    FAVOR OF THE DIRECTORS LISTED ABOVE AND A
                                    VOTE IN FAVOR OF THE LISTED PROPOSAL. THIS
                                    PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
                                    AS SPECIFIED ABOVE. IF NO SPECIFICATION IS
                                    MADE, THIS PROXY WILL BE VOTED IN FAVOR OF
                                    THE DIRECTORS LISTED ABOVE AND IN FAVOR OF
                                    THE LISTED PROPOSAL.



                                                                 Date:    , 2001
----------------------------------  ----------------------------      ----
     Signature (title, if any)       Signature, if held jointly

Please print the name(s) appearing on each
share certificate(s) over which you have voting --------------------------------
authority                                        (Print name(s) on certificate)

(JOINT OWNERS SHOULD EACH SIGN. PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON THE ENVELOPE IN WHICH THIS CARD WAS MAILED. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE SIGN UNDER FULL TITLE, CORPORATE OR ENTITY NAME).

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